January 13, 2015

FLORIDA DEPARTMENT OF STATE
Division of Corporations

ATACAMA RESOURCES INTERNATIONAL INC.
8200 SEMINOLE BLVD
SEMINOLE, FL 33772

Re: Document Number P13000052008

The Articles of Amendment to the Articles of Incorporation of ARRAKIS MINING RESEARCH INC. which changed its name to ATACAMA RESOURCES INTERNATIONAL INC., a Florida corporation, were filed on January 9, 2015.

This document was electronically received and filed under FAX audit number H15000007430.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Darlene Connell
Regulatory Specialist III
Division of Corporations

Letter Number: 715A00000649

June 17, 2013

FLORIDA DEPARTMENT OF STATE
Division of Corporations

ARRAKIS MINING RESEARCH INC.
8200 SEMINOLE BLVD
SEMINOLE, FL 33772

The Articles of Incorporation for ARRAKIS MINING RESESARCH INC. were filed on June 14, 2013, and assigned document number P13000052008. Please refer to this number whenever corresponding with this office.

This document was electronically received and filed under FAX audit number H13000135888.

To maintain "active" status with the Division of Corporations, an annual report must be filed yearly between January 1st and May 1st beginning in the year following the file date or effective date indicated above. If the annual report is not filed by May 1st, a $400 late fee will be added. It is your responsibility to remember to file your annual report in a timely manner.

A Federal Employer Identification Number (FEI/EIN) will be required when this report is filed. Contact the IRS at 1-800-829-4933 for an SS-4 form or go to www.irs.gov.

Please be aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have any questions regarding corporations, please contact this office at (850) 245-6052.

Sincerely,
Pamela Smith
Regulatory Specialist II
New Filings Section
Division of Corporations

Letter Number: 913A00015162

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

ARRAKIS MINING RESEARCH, INC.

Document Number P13000052008

The undersigned, being the Chief Executive Officer and Chairman of the Board of Directors of Arrakis Mining Research, Inc., a Florida corporation, hereby certifies that the following Amendment to the Corporation's Articles of Incorporation has been adopted by the shareholders and the Board of Directors of the Corporation via unanimous written action without a meeting on December 26, 2014 with each director of the Company waiving notice of the meeting.

ARTICLE I

Corporate Name

The name of this corporation is Atacama Resources International Inc. (the "Corporation").

The amendment was adopted by the shareholders and approved by the Board of Directors. The number of votes cast for the amendment was sufficient for approval.

In all other respects, the Articles of Incorporation shall remain as they were prior to this Amendment being adopted.

Date: December 29, 2014

ARRAKIS MINING RESEARCH, INC.

Kenneth Olsen
Chairman of the Board of Directors

ARTICLES OF INCORPORATION

OF

ARRAKIS MINING RESEARCH INC.

The undersigned, as incorporator, forms a corporation within the meaning of the applicable provisions of the Florida Statutes, Chapter 607.

ARTICLE I

Corporate Name

The name of this corporation is **Arrakis Mining Research Inc.** (the "Corporation").

ARTICLE II

Initial Principal Office

The initial principal office for the Corporation shall be at 8200 Seminole Boulevard, Seminole, Florida 33772.

ARTICLE III

General Nature of business

The Corporation may transact any lawful business for which corporations may be incorporated under Florida law.

ARTICLE IV

Capital Stock

A. COMMON STOCK: The aggregate number of shares of common stock (the "Common Stock") authorized to be issued by this Corporation shall be 500,000,000, with a par value of $0.0001 per share. Each share of issued and outstanding Common Stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the Common Stock, as well as in the net assets of the corporation upon liquidation or dissolution.

B. PREFERRED STOCK: The Corporation is authorized to issue 100,000,000 shares of $0.0001 par value preferred stock (the "Preferred Stock"). The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series in addition to those set forth below and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of

various series may vary only with respect to:

(a) the rate of dividend;
(b) whether the shares may be called and, if so, the call price and the terms and conditions of call;
(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;
(d) sinking fund provisions, if any, for the call or redemption of the shares;
(e) the terms and conditions, if any, on which the shares may be converted;
(f) voting rights; and
(g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designation, terms, limitations and relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

Registered Agent

The registered agent of the Corporation at such address is Clifford J. Hunt, Esquire, who maintains an office at 8200 Seminole Boulevard, Seminole, Florida 33772.

ARTICLE VI

Incorporator

The name and address of the corporation's incorporator is:

Name	Address
Clifford J. Hunt, Esquire	8200 Seminole Boulevard Seminole, Florida 33772

ARTICLE VII

By-Laws

The power to adopt, alter, amend or repeal by-laws of the Corporation shall be vested in the shareholders and separately in its Board of Directors, as prescribed by the by-laws of the Corporation.

ARTICLE VIII

Indemnification

If in the judgment of a majority of the entire Board of Directors, (excluding from such majority any director under consideration for indemnification), the criteria set forth in § 607.0850(1) or (2), Florida Statutes, as then in effect, have been met, then the Corporation shall indemnify any director, officer, employee or agent thereof, whether current or former, together with his or her personal representatives, devisees or heirs, in the manner and to the extent contemplated by § 607.0850, as then in effect, or by any successor law thereto.

ARTICLE IX

Effective Date of Articles

These Articles shall be effective upon filing with the Secretary of State for Florida.

ARTICLE X

Control Share Acquisition Statute Inapplicable

Section 607.0902 of the Florida Statutes regarding control share acquisitions is not applicable to this Corporation and shall not have any effect upon the voting rights relating to issued and outstanding shares of capital stock of the Corporation.

ARTICLE XI

Initial Officer(s) and Director(s)

The initial officer and director of the Corporation is:

Kenneth Olsen
8200 Seminole Boulevard
Seminole, FL 33772
Chief Executive Officer
Director

IN WITNESS WHEREOF, the undersigned, as incorporator, has hereunto set the undersigned's hand and seal this 14th day of June 2013, for the purpose of organizing this Corporation under the laws of the State of Florida.

Clifford J. Hunt, Incorporator

ACKNOWLEDGMENT

Having been named to accept service of process for the above-stated Corporation, at the place designated in these articles of incorporation, I hereby accept to act in this capacity, and agree to comply with the provisions of Section 607.0501 of the Florida Statutes relative to keeping open said office.

Clifford J. Hunt, Esquire